Exhibit 10.11

August     , 2005

Ferris, Baker Watts, Incorporated
7061 Lewinsville Road, Suite 450
McLean, Virginia 22102

Re:	JK Acquisition Corp.

Gentlemen:

     This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of JK Acquisition Corp. (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO unless Ferris, Baker Watts, Incorporated (“FBW”) informs the Company of its decision to allow earlier separate trading.

     The undersigned agree that this letter agreement constitutes an irrevocable order for the undersigned to purchase through FBW for the account or accounts of the undersigned, within the ninety trading-day period commencing on the date separate trading of the Warrants commences (“Separation Date”), as many Warrants as are available for purchase at market prices not to exceed $0.70 per Warrant, subject to a maximum Warrant purchase obligation equal to, in the aggregate, 1,750,000 Warrants (“Maximum Warrant Purchase”). FBW agrees to fill such order in such amounts for the accounts of the undersigned and at such times in its sole discretion on behalf of the undersigned during the ninety-day trading period commencing on the Separation Date. FBW shall engage in such warrant purchases for the purpose of stabilizing or maintaining the market price of the warrants. FBW further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

     Each of the undersigned agrees that he shall not sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of FBW, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

Very truly yours,

James P. Wilson

Keith D. Spickelmier